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EX - 11
Calculation of Earnings Per Share

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UNIFIED FINANCIAL SERVICES, INC.
EARNINGS PER SHARE


                                                         For the Nine Months Ended Sept. 30,  For the Three Months Ended Sept. 30,
                                                         -----------------------------------  ------------------------------------
                                                                 1998           1997                  1998           1997
                                                              ----------     ----------            ----------     ----------
Net income                                                    $1,006,452     $  373,704            $  219,387     $  134,885
Dividends on preferred stock                                      85,844         67,530                     -         34,324
                                                              ----------     ----------            ----------     ----------
Results after preferred dividend                              $  940,608     $  306,174            $  219,387     $  100,581
                                                              ==========     ==========            ==========     ==========

Basic:
   Weighted average number of common shares outstanding        1,027,776        608,558             1,027,776        616,558
   Weighted average number of common shares related
     to acquisition of Resource Benefit Planners, Inc.             8,967                               12,000
   Weighted average number of common shares related
     to private placement                                        220,293                              421,228
   Weighted average number of common shares related
     to acquisition of EMCO Estate Management Company, Inc.        1,692                                5,022
   Weighted average number of common shares related
     to acquisition of Fiduciary Counsel, Inc.                     5,558                               18,485
   Weighted average number of common shares received upon
     conversion of Series C Preferred Stock                       36,159                               30,146
   Weighted average number of common shares issued                   319                                  946

                                                              ----------     ----------            ----------     ----------
     Total weighted average shares                             1,274,761        608,558             1,513,603        816,558
                                                              ==========     ==========            ==========     ==========

   Basic earnings per share                                   $     0.74     $     0.50            $     0.14     $     0.16
                                                              ==========     ==========            ==========     ==========



Diluted:
   Weighted average number of common shares outstanding        1,027,776      1,027,776             1,027,776      1,027,776
   Weighted average number of common shares related
     to acquisition of Resource Benefit Planners, Inc.            12,000                               12,000
   Weighted average number of common shares related
     to private placement                                        437,338                              437,338
   Weighted average number of common shares related
     to acquisition of EMCO Estate Management Company, Inc.       11,000                               11,000
   Weighted average number of common shares related
     to acquisition of Fiduciary Counsel, Inc.                    36,110                               36,110
   Weighted average number of common shares received upon
     conversion of Series C Preferred Stock                       57,780                               57,780
   Weighted average number of common shares issued                 3,000                                3,000
   Weighted average number of common shares to be received
     upon the conversion of Series C Preferred Stock             225,720                              225,720
   Weighted average of common stock equivalent shares
     related to vested options                                     6,800              -                 6,800              -

                                                              ----------     ----------            ----------     ----------
     Total shares                                              1,817,524      1,027,776             1,817,524      1,027,776
                                                              ==========     ==========            ==========     ==========

   Diluted earnings per share                                 $     0.52     $     0.30            $     0.12     $     0.10
                                                              ==========     ==========            ==========     ==========

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